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Exhibit 10.8

NINTH AMENDMENT

        THIS NINTH AMENDMENT (the "Amendment") is made and entered into as of the 16th day of April, 2002, by and between EOP-110 ATRIUM PLACE, L.L.C., a Delaware limited liability company ("Landlord"), and CLICK2LEARN, INC., a Delaware corporation ("Tenant").

RECITALS

A.
Landlord (as successor in interest to Dean Witter Realty Income Partnership II, L.P., a Delaware limited partnership) and Tenant (as successor in interest to Asymetrix Corporation, a Washington corporation) are parties to that certain lease dated May 24, 1991, which lease has been previously amended by instruments dated April 16, 1992, May 20, 1992, September 29, 1992, August 27, 1993, April 29, 1995, January 26, 1996, March 31, 1996, August 15, 1998 (the "Eighth Amendment"), and October 16, 1998 (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 35,293 rentable square feet (the "Original Premises") described as Suite Nos. 610, 680 and 700 on the 6th and 7th floors of the building commonly known as Atrium Place located at 110-110th Avenue N.E., Bellevue, Washington (the "Building").

B.
Tenant has requested that additional space containing approximately 2,336 rentable square feet (based on New BOMA, as defined below) described as Suite No. 690 on the 6th floor of the Building shown on Exhibit B hereto (the "Expansion Space") be added to the Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

C.
Tenant desires to surrender a portion of the Premises to Landlord containing approximately 980 rentable square feet described as Suite No. 610 on the 6th floor of the Building as shown on Exhibit A hereto (the "Reduction Space") (the Original Premises, less the Reduction Space, is referred to herein as the "Remaining Portion of Original Premises") and that the Lease be appropriately amended, and Landlord is willing to accept such surrender on the following terms and conditions.

D.
Landlord has remeasured the Building in accordance with the American National Standard Method of measuring floor space in office buildings as published by the Building Owners and Managers Association International dated June 7, 1996 ("New BOMA"), and has determined that, based on New BOMA, the office portion of the Building contains approximately 224,285 rentable square feet, and the parties desire to reflect these changes in the Lease

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.
Expansion and Effective Date.

A.
Effective as of Expansion Effective Date (i.e., April 1, 2002), the Expansion Space shall be deemed part of the Premises, as defined in the Lease, and from and after the Expansion Effective Date, the Premises, as defined in the Lease, shall be deemed to contain 37,629 square feet on the 6th and 7th floors of the Building, comprised of the Original Premises, plus the Expansion Space (comprised of 2,336 rentable square feet, based on New BOMA).

B.
The Lease Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Expiration Date. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

  C.
  The Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Expiration Date under the Lease shall not be similarly extended.

II.
Reduction.

A.
Tenant shall vacate the Reduction Space in accordance with the terms of the Lease on or prior to April 30, 2002, which is the date immediately preceding the Reduction Effective Date (i.e., April 1, 2002), and Tenant shall fully comply with all obligations under the Lease respecting the Reduction Space up to the Reduction Effective Date, including those provisions relating to the condition of the Reduction Space and removal of Tenant's Property therefrom.

B.
Effective as of the Reduction Effective Date, the Reduction Space shall no longer be considered part of the Premises. As of the Reduction Effective Date, the Reduction Space shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the Reduction Space, and the "Premises", as defined in the Lease, shall be deemed to mean the Remaining Portion of the Original Premises, plus the Expansion Space (i.e., 36,649 total rentable square feet). However, notwithstanding the foregoing, if Tenant shall violate any provision hereof or if Tenant's representations herein shall be false or materially misleading, Landlord shall have the right to declare this Amendment null and void and to reinstate the Lease with respect to the Reduction Space in addition to, and not in lieu of, any other rights or remedies available to Landlord.

C.
If Tenant shall holdover in the Reduction Space beyond the day immediately preceding the Reduction Date, Tenant shall be liable for Base Rent, Additional Rent and other charges respecting the Reduction Space equal to twice the amount in effect under the Lease prorated on a per diem basis and on a per square foot basis for the Reduction Space. Such holdover amount shall not be in limitation of Tenant's liability for consequential or other damages arising from Tenant's holding over nor shall it be deemed permission for Tenant to holdover in the Reduction Space. If Landlord shall install a wall separating the Reduction Space from the balance of the Premises or otherwise incur expense in installing separate utility meters or effecting similar separations, Tenant, upon demand, shall reimburse Landlord's costs in connection therewith.

III.
Floor Area of the Building.    Effective as of the Expansion Effective Date, as to the Expansion Space only, the net rentable area of the Building shall be amended from "213,000 square feet" to "224,285 square feet". Landlord and Tenant acknowledge that such increase is a result of a remeasurement of the Building and not the result of an expansion or addition of space. The Base Rent and Additional Rent under the Lease shall remain payable as provided therein (using the original measurements for the Building and the Original Premises as set forth therein) with respect to the Original Premises and the Remaining Portion of the Original Premises from and after the Reduction/Expansion Effective Date.

IV.
Base Rent.

A.
Base Rent for Expansion Space.    In addition to Tenant's obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord Base Rent for the Expansion Space as follows:

Months of Term or Period	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
04/01/02—10/31/03	$28.00	$65,408.04	$5,450.67
  B.
  Base Rent for Remaining Portion of Original Premises.    As of the Reduction Effective Date, the schedule of Base Rent contained in the Lease with respect to the Remaining Portion of Original Premises is deleted, and the following is substituted therefor:

Period	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
05/01/02—10/31/02	$25.75	$883,559.76	$73,629.98
11/01/02—10/31/03	$26.50	$909,294.48	$75,774.54

  All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

V.
Additional Consideration.    As additional consideration for this Amendment, Tenant agrees to pay Landlord upon Tenant's execution hereof the amount of $0.00.

VI.
Additional Security Deposit.    No additional security deposit shall be required in connection with this Amendment.

VII.
Allocable Operating Costs.

A.
Operating Costs Allocable to Expansion Space.    For the period commencing with the Expansion Effective Date and ending on the Expiration Date, Tenant's Allocable Share for the Expansion Space shall be 1.0415% (i.e., 2,336 RSF/224,285 RSF). For the period commencing with the Expansion Effective Date and ending on the Expiration Date, Tenant shall pay for Operating Costs Allocable to the Expansion Space in accordance with the terms of the Lease, provided, however, during such period, the Base Year for the computation of Operating Costs Allocable to the Expansion Space is 2002.

B.
Operating Costs Allocable to Remaining Portion of Original Premises.    For the period commencing with the Reduction Effective Date and ending on the Expiration Date, Tenant's Allocable Share with respect to the Remaining Portion of Original Premises shall be 16.1094% (i.e., 34,313 RSF / 213,000 RSF). Notwithstanding anything in this Amendment to the contrary, Tenant shall remain liable for all year-end adjustments with respect to Operating Costs Allocable to the Reduction Space for that portion of the calendar year preceding the Reduction Effective Date. Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified herein. For the period commencing with the Reduction Effective Date and ending on the Expiration Date, Tenant shall pay for Operating Costs Allocable to the Remaining Portion of Original Premises in accordance with the terms of the Lease.

VIII.    Improvements to Expansion Space.

  A.
  Condition of Expansion Space.    Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

  B.
  Responsibility for Improvements to Expansion Space.    Landlord shall perform improvements to the Expansion Space in accordance with the Work Letter attached hereto as Exhibit C.

IX.
Early Access to Expansion Space.    During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rent or Additional Rent as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rent and Additional Rent as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

X.
Representations.    Each party represents to the other that it has full power and authority to execute this Amendment. Tenant represents that it has not made any assignment, sublease, transfer, conveyance of the Lease or any interest therein or in the Reduction Space other than those explicitly recited herein and further represents that there is not and, to Tenant's knowledge, will not hereafter be any claim, demand, obligation, liability, action or cause of action by any other party respecting, relating to or arising out of the Reduction Space, and Tenant agrees to indemnify and hold harmless Landlord and the Landlord Related Parties (as defined in the "Miscellaneous" Section below) from all liabilities, expenses, claims, demands, judgments, damages or costs arising from any of the same, including without limitation, reasonable attorneys' fees. Tenant acknowledges that Landlord will be relying on this Amendment in entering into leases for the Reduction Space with other parties.

XI.
Other Pertinent Provisions.    Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

A.
Notice and Rent Payment Addresses.    Landlord's address for notices and the payment of Base Rent and Additional Rent is amended as follows:

    Notice Address:

    EOP-110 Atrium Place, L.L.C.
    110-110th Avenue NE, Suite 340
    Bellevue, WA 98004
    Attention: Property Manager

    With a copy to:

    Equity Office Properties
    Two North Riverside Plaza
    Suite 2100
    Chicago, Illinois 60606
    Attention: Regional Counsel—Seattle Region

    Payments of Rent only shall be made payable to the order of Equity Office Properties at the following address:

    EOP Operating Limited Partnership
    as Agent for EOP-110 Atrium Place, L.L.C.
    File 73177
    P.O. Box 60000
    San Francisco, California 94160-3177

  B.
  Limitation of Liability.    The last sentence of Paragraph 12, Sale by Lessor and No Personal Liability, of the Eighth Amendment is hereby deleted and the following new paragraph substituted therefor:

    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD.

  C.
  Tenant's Insurance.    Tenant shall cause the insurance maintained by Tenant pursuant to the provisions of Section 17 of the Lease to be endorsed to add Landlord, Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principles, beneficiaries, partners, officers, directors, employees, agents, and any mortgagee(s), and other designees of Landlord as the interest of such designees shall appear, as additional insureds.

XII.
Contingency.    This Amendment is expressly contingent upon Continental Graphics Corporation ("Continental") entering into an agreement with the Landlord to terminate its lease of the Expansion Space. If Continental fails to enter into such agreement on or before March 15, 2002, then, at Landlord's option, this Amendment shall be of no further force or effect.

XIII.    Miscellaneous.

  A.
  This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. This Amendment shall not be relied upon by any other party, individual, corporation, partnership or entity as a basis for reducing its lease obligations with Landlord or for any other purpose. Tenant agrees that it shall not disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

  B.
  Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

  C.
  In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

  D.
  Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

  E.
  The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

  F.
  Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Leo Backer of Washington Partners ("Tenant's Broker"). Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers, other than Tenant's Broker, claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than Scotta Sherlock-Ashcraft of Equity Office Properties Management Corp. ("Landlord's Broker"). Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers, other than Landlord's Broker, claiming to have represented Landlord in connection with this Amendment.

  G.
  Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD: EOP-ATRIUM PLACE, L.L.C., a Delaware limited liability company

By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

	By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

		By:	/s/ SUSAN J. MURPHY Susan J. Murphy Vice President—Leasing

TENANT: CLICK2LEARN, INC., a Delaware corporation

By:	/s/ JOHN ATHERLY
Name:	John Atherly
Title:	CFO

EXHIBIT A

OUTLINE AND LOCATION OF REDUCTION SPACE

EXHIBIT B

OUTLINE AND LOCATION OF EXPANSION SPACE

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Exhibit 10.8
NINTH AMENDMENT
RECITALS
EXHIBIT A OUTLINE AND LOCATION OF REDUCTION SPACE
EXHIBIT B OUTLINE AND LOCATION OF EXPANSION SPACE